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                                                                   Exhibit 10.45

                              EMPLOYMENT AGREEMENT


            THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of July 1, 1998 by and between GENE LOGIC INC., a Delaware corporation (the "Company") and Y. DOUGLAS DOLGINOW, M.D., a Maryland resident ("Dolginow").

                                    RECITALS:

        The Company desires to secure the services of Dolginow and Dolginow desires to perform such services for the Company on the terms and conditions as set forth in this Agreement contingent upon the closing of the acquisition of Oncormed Inc.

        NOW, THEREFORE, in consideration of these premises and the mutual promises and conditions contained in this Agreement, the parties hereto hereby agree as follows:

        1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company shall employ Dolginow as a Senior Vice President of the Company and Dolginow hereby accepts such employment and such positions. Dolginow shall devote his full time, ability, attention, knowledge and skill to performing all duties as Senior Vice President of the Company as lawfully assigned or delegated to him by the Chief Executive Officer of the Company.

        2. BASE SALARY. In consideration for Dolginow's services to the Company during the term of his employment under this Agreement, Dolginow shall receive an annual base salary of $200,000 during 1998, and thereafter in such amounts as may be mutually agreed by the Company and Dolginow, but not less than $200,000. Base salary shall be paid in equal, semi-monthly installments from which the Company shall withhold and deduct all applicable federal and state income, social security, disability and other taxes as required by applicable laws.

        3. INCENTIVE STOCK OPTIONS. The Company will grant 100,000 incentive stock options to Dolginow upon employment with the Company. On the date of your one year anniversary, 20,000 or one-fifth (20%) of your stock options will vest. In addition, the remaining 80,000 options will be subject to vesting at the rate of 1/48 each month for 48 months, beginning on your date of hire. Such incentive stock options shall become exercisable according to the schedule established by the Board of Directors for the Company's Incentive Stock Option Plan.

        4.    ADDITIONAL COMPENSATION AND BENEFITS.

              4.1 ANNUAL PERFORMANCE BONUS. During each calendar year while this Agreement remains in force, commencing with 1998, Dolginow shall receive, in addition to the base salary specified in Section 2 above, an annual performance bonus of $50,000 based upon achievement of goals and successful attainment of objectives as mutually agreed by Dolginow and the Chief Executive Officer of the Company. For 1998, one half (1/2) of the eligible maximum bonus will be based upon the attainment of the objectives stated in Exhibit B. The remaining eligible bonus award will be based upon mutually agreed upon objectives dealing with the smooth transition of the merger and specific commercial objectives. Thereafter any annual


                                      1.


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cash bonus shall be in such amount as may be mutually agreed by the Company and
Dolginow, but not less than $50,000.

              4.2 MEDICAL BENEFITS, VACATION AND SICK LEAVE. Dolginow shall be entitled to participate in such medical, health and life insurance plans as the Company may from time to time implement, and to receive twenty-eight (28) days of paid vacation per year and sick leave on the same basis as the Company's other senior executives. This paid time off will be prorated depending on actual start date to accrue at 2.33 days per month.

              4.3 PENSION PLAN. Dolginow shall be entitled to participate as a beneficiary under such pension plan(s) as the Company may from time to time adopt, on the same basis as the Company's other senior executives.

        5. CONFIDENTIALITY AND PROPRIETARY INVENTIONS AGREEMENT. Upon the commencement of the term of this Agreement, Dolginow shall enter into the Company's standard form of agreement relating to the treatment of the Company's confidential information and ownership of proprietary inventions.

        6. TERM OF EMPLOYMENT. Subject to the provisions of Section 7, the term of the employment engaged by this Agreement shall be a period of four (4) years commencing on the mutually agreed upon start date and ending four (4) years later, whereupon the term shall automatically renew for successive one (1) year periods unless one of the parties to the Agreement shall have given notice of its intention to terminate the Agreement not later than ninety (90) days prior to the end of such initial term or any such renewal term.

        7.    TERMINATION OF EMPLOYMENT.

              7.1 FOR CAUSE. The Company may terminate this Agreement, effective immediately upon written notice to Dolginow, if at any time, in the reasonable opinion of the Company's Board of Directors, (a) Dolginow commits any material act of dishonesty, fraud or embezzlement with respect to the Company or any subsidiary or affiliate thereof, (b) is convicted of a crime of moral turpitude, or (c) breaches any material obligation under this Agreement. The Company's total liability to Dolginow in the event of termination of Dolginow's employment under this Subsection 7.1 shall be limited to the payment of Dolginow's salary and benefits through the effective date of termination.

              7.2 WITHOUT CAUSE. Upon any termination of this Agreement without cause by the Company, the Company shall pay to Dolginow as severance pay an amount equal to one half (1/2) of Dolginow's salary including bonus ($250,000) for that calendar year during which the termination becomes effective, in addition to such other compensation to which Dolginow may be entitled prior to the date of termination.

              7.3 BY DOLGINOW. Dolginow reserves the right to terminate his employment hereunder for any reason upon thirty (30) days' written notice to the Company. The Company's total liability to Dolginow in the event of termination of Dolginow's employment under this Subsection 7.3 shall be limited to the payment of Dolginow's salary and benefits through the effective date of termination and the provisions of Subsection 7.2 shall not apply.


                                       2.


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        8.    MISCELLANEOUS.

              8.1 MODIFICATION. Any modification of this Agreement shall be effective only if reduced to writing and signed by the parties to be bound thereby.

              8.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and Dolginow pertaining to the subject matter hereof and supersedes all prior or contemporaneous written or verbal agreements and understandings between the parties in connection with the subject matter hereof.

              8.3 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

              8.4 WAIVER. The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by the waiving party. No delay in exercising any right shall be a waiver of such right nor shall a waiver of any right on one occasion operate as a waiver of such right on a future occasion.

              8.5 COSTS OF ENFORCEMENT. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, each party shall initially bear its own costs and legal fees associated with such action or proceeding. The prevailing party in any such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

              8.6 NOTICES. All notices provided for herein shall be in writing and delivered personally or sent by United States mail, registered or certified, postage paid or by Federal Express, addressed as follows:


        To the Company:      Gene Logic Inc.
                             708 Quince Orchard Road
                             Gaithersburg, MD  20878

        To Dolginow:         Y. Douglas Dolginow, M.D.
                             12307 Stoney Creek Road
                             Potomac, MD  20854

or to such other addresses as either of such parties may from time to time designate in writing. Any notice given under this Agreement shall be deemed to have been given on the date of actual receipt, or, if not received during normal business hours, on the next business day.


                                       3.


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            IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or agents as of the date first written above.

"COMPANY"                                            "EMPLOYEE"

GENE LOGIC INC.
a Delaware corporation                                /s/ D. Dolginow
                                                     -------------------------
                                                     Y. Douglas Dolginow, M.D.

By:  /s/ Michael Brennan
     ----------------------------------------
Name:  Dr. Michael J. Brennan
Title:  President and Chief Executive Officer

                                      4.

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                                    EXHIBIT B

                                 GENE LOGIC INC.
                 OFFICER COMPENSATION EFFECTIVE DECEMBER 1, 1997
                                  JUNE 29, 1998

       OFFICER                   BASE SALARY              POTENTIAL BONUS
--------------------         -------------------        --------------------
Y. Douglas Dolginow               $200,000                    $50,000

(1) Bonus to be earned in the proportions listed below based on Committee or Board of Directors determination that the listed relevant performance criteria have been achieved.

(2) Bonus to be earned upon achievement of the following performance criteria:

                           PERFORMANCE CRITERIA                                             AMOUNT OF BONUS
--------------------------------------------------------------------------------     ---------------------------
       - Achievement of revenues of $15,000,000                                                 $5,000
       - Share price growth:
         (a) A 15-day trailing average closing price of the Company's Common                   $10,000
             Stock which equals or exceeds 25% over the Company's initial public offering price per share of Common Stock at any time during
             December 1998
         (b) A 15-day trailing average closing price of the Company's Common                   $10,000
             Stock which equals or exceeds 50% over the company's initial public offering price per share of Common Stock at any time during
             December 1998 (in addition to the amount payable under (a))

       - The remaining half (1/2) of the bonus award will be based upon mutually               $25,000
         agreed upon objectives to be determined
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Maximum total bonus                                                                            $50,000
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